                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                                   Quarter Ended
                                                                   June 30, 1997
                                                                   -------------
Net Income                                                           $  38,261
                                                                      ========

Weighted average shares outstanding                                    231,041

Reduction for common shares not yet released by
  Employee Stock Ownership Plan                                         15,136

Common stock equivalents due to dilutive
   effect of stock options                                                *
                                                                      --------

Total weighted average common shares and
  equivalents outstanding for primary computation                      215,905
                                                                      ========

Primary earnings per share                                            $    .18
                                                                      ========

Total weighted average common shares and
  equivalents outstanding for primary computation                      215,905

Additional dilutive shares using the end
  of period market value versus the average
  market value when applying the treasury
  stock method                                                            **
                                                                      --------

Total weighted average common shares and
  equivalents outstanding for fully diluted
  computation                                                          215,905
                                                                      ========

Fully diluted earnings per share                                      $    .18
                                                                      ========

*    Note:  The fair value of the stock at June 30, 1997 was $10.00, the same as the stock option exercise price; therefore no common stock equivalents are computed.

**   Note:  If average share price is greater than ending price, use average price for both primary and fully diluted calculation. This adjustment does not apply because the average price and the ending price at June 30, 1997 were the same as the stock option exercise price of $10.00 per share.